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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 in respect of the "Cardinal Health, Inc. Incentive Deferred Compensation Plan, as Amended" of our report dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements, which appears on page 22 of the Cardinal Health, Inc. Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 23 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
November 4, 1999



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